Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the registration statement (No. 333-223864) on Form S-8 of Gravitas Education Holdings, Inc. of our report dated April 28, 2023, with respect to the consolidated balance sheets of Gravitas Education Holdings, Inc. as of December 31, 2022, the related consolidated statements of operations, comprehensive (loss)/income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes, as well as the adjustments to the 2021 and 2020 consolidated financial statements to retrospectively present discontinued operations, which report appears in the December 31, 2022 annual report on Form 20-F of Gravitas Education Holdings, Inc.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, PRC
April 28, 2023

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com